Exhibit 99.1

Press Release
ProCentury Corporation Management Scheduled to Present at Friedman Billings Ramsey Investor Conference
COLUMBUS, Ohio, Nov. 28 — ProCentury Corporation (Nasdaq: PROS — News), a specialty property and casualty insurance holding company, today announced it that its management team is scheduled to present at the Friedman Billings Ramsey 12th Annual Investor Conference at the Grand Hyatt New York at 11:40 a.m. ET on Tuesday, November 29, 2005.
A live audio web cast of the presentation can be accessed through ProCentury’s website, at http://www.procentury.com under the “Presentations” section. Alternately, the event may also be accessed at http://www.wsw.com/webcast/fbr13/pros/.
About ProCentury Corporation
ProCentury Corporation (Nasdaq: PROS — News) is a specialty property and casualty insurance holding company. Its subsidiary, Century Surety Company, underwrites general liability, commercial property, and multi-peril insurance for small and mid-sized businesses. Century Surety Company primarily writes excess and surplus lines insurance and markets its products through a select network of general agents.
Source: ProCentury Corporation